Exhibit 99.1

Ardelyx Chief Scientific Officer, Dominique Charmot, Announces Retirement from the Company at Year-End

Fremont, CA, Sept. 5, 2014 – Ardelyx, Inc. (NASDAQ: ARDX), a clinical-stage biopharmaceutical company focused on cardio-renal, gastrointestinal and metabolic diseases, today announced that Dominique Charmot, Ph.D., the Company’s Chief Scientific Officer, has announced his retirement from Ardelyx, effective December 23, 2014. Dr. Charmot cited personal reasons for his departure, including his desire to spend more time with his family.

“Dominique has been a vital factor in the growth and development of Ardelyx, including his essential role in the formation of our company as a co-founder and his direct responsibility for the discovery of tenapanor, our lead product in development with AstraZeneca,” said Mike Raab, President and CEO of Ardelyx. “He was able to guide the Company’s research from formation to IPO, a significant achievement by any measure. We wish him well in his future endeavors.”

“I am proud of our accomplishments at Ardelyx, and it has been a great experience working with such a talented and dedicated team,” stated Dr. Charmot. “I look forward to the Company’s continued progress and to the advancement of the Company’s promising pipeline.”

About Ardelyx, Inc.

Ardelyx is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of innovative, non-systemic, small molecule therapeutics that work exclusively in the gastrointestinal tract to treat cardio-renal, gastrointestinal and metabolic diseases. The Company has developed a proprietary drug discovery and design platform enabling it, in a rapid and cost-efficient manner, to discover and design novel drug candidates. Utilizing this platform, Ardelyx has discovered and designed tenapanor, a product candidate currently in three separate Phase 2 clinical trials for the treatment of constipation-predominant irritable bowel syndrome (IBS-C), complications associated with end-stage renal disease (ESRD), and chronic kidney disease (CKD).

Ardelyx formed a collaborative partnership with AstraZeneca in October 2012 to develop and commercialize tenapanor. In addition to tenapanor, the Company has discovered small molecule NaP2b inhibitors for the treatment of hyperphosphatemia in ESRD, a program licensed to Sanofi, and independently is advancing several additional research programs focused in cardio-renal, gastrointestinal and metabolic diseases. Ardelyx is located in Fremont, California. For more information, please visit Ardelyx’s website at www.ardelyx.com.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Ardelyx, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Reform Act of 1995, including statements regarding Ardelyx’s continued progress and the advancement of its pipeline. Such forward-looking statements involve substantial risks and uncertainties that could cause Ardelyx’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical development process, and the uncertainties inherent in the research and discovery process. Ardelyx undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Ardelyx’s business in general, please refer to Ardelyx’s prospectus filed with the Securities and Exchange Commission on June 19, 2014, and its second quarter report filed on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2014.

Investor and Media Contact:

Mark Kaufmann

Chief Financial Officer

mkaufmann@ardelyx.com

510-745-1751

For investors:

Kimberly Minarovich

Burns McClellan on behalf of Ardelyx

kminarovich@burnsmc.com

212-213-0006